Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 22, 2007

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2007 SECOND QUARTER RESULTS

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SECOND QUARTER EPS OF $0.68 EXCEEDS COMPANY GUIDANCE AND CONSENSUS ESTIMATE

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SECOND QUARTER REVENUE INCREASES 20% OVER PRIOR YEAR

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FULL YEAR REVENUE AND EPS GUIDANCE INCREASED

Second Quarter Results

New York, New York - Phillips-Van Heusen Corporation [NYSE:PVH] reported second quarter 2007 net income of $39.1 million, or $0.68 per share, which was $0.07 ahead of its previous earnings guidance.  This represents a 28% improvement over second quarter 2006 non-GAAP earnings per share of $0.53.  (Please refer to the “2006 non-GAAP Exclusions” section in this release.)  Second quarter 2006 GAAP net income was $29.0 million, or $0.33 per share.

The second quarter earnings per share improvement was driven by a 20% revenue increase combined with a 130 basis point improvement in operating income margin as all of the Company’s businesses registered revenue and earnings increases.  Continued strong growth in royalty revenue resulted in Calvin Klein Licensing business operating income growth of 28%.  Operating income in the combined wholesale and retail businesses grew 30%, driven by a

20% increase in revenue along with a 50 basis point improvement in gross margin which was attributable to strong product sell-throughs.  Included in the second quarter of 2007 were $2.2 million of pre-tax costs, or $0.02 per share, associated with the start-up of the Company’s Timberland wholesale sportswear business and Calvin Klein better specialty retail stores.

Total revenue in the second quarter of 2007 was $552.4 million versus $458.9 million in the prior year.  Revenue increased 27% in the Company’s Calvin Klein licensing business, driven by continued strength in the fragrance business, due principally to the new men’s and women’s CKIN2U fragrance line that was successfully launched in the first quarter of 2007 and increased sales of both the men’s and women’s euphoria fragrance.  Also contributing to the Calvin Klein revenue increase was the success of the multiple new licensed product categories launched over the past few years and strong performances in jeans and underwear.  Revenue in the Company’s combined wholesale and retail businesses increased 20%, driven by the newly-acquired neckwear business, growth in the Company’s wholesale sportswear business principally related to the Calvin Klein and Van Heusen brands and the addition of sales associated with IZOD women’s sportswear.  In addition, the Company’s outlet retail business achieved comparable store sales growth of 7%, or 5% after adjusting for the shifted retail calendar.

Year to Date Results

For the six months in 2007, net income was $92.1 million, or $1.60 per share, which represents a 27% improvement over non-GAAP earnings per share of $1.26 in 2006.  (Please refer to the “2006 non-GAAP Exclusions” section in this release.)  For the six months, GAAP net income was $77.7 million, or $1.27 per share in 2006.

For the six months, total revenue increased 19% to $1,144.3 million in 2007 from $965.4 million for the same period in 2006.

Balance Sheet

Receivables ended the quarter 42% above the prior year level, due principally to the revenue growth exhibited by the Company’s wholesale and licensing businesses combined with the calendar shift caused by the 53rd week in fiscal 2006, which resulted in a higher sales volume near the end of the second quarter of 2007 when compared to the prior year.  Inventories increased 26% to end the quarter on plan and in line with anticipated sales growth for the third quarter.

The Company’s balance sheet at the end of the second quarter of 2007 includes receivables and inventories related to the Company’s new neckwear and IZOD women’s sportswear businesses.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are extremely pleased with our second quarter results, as all of our businesses experienced revenue and earnings growth despite the recent challenges in the overall retail environment.  Our strategy of marketing nationally recognized brands across multiple channels of distribution continues to benefit our bottom line and helps to insulate us from a downturn in any one of our business segments.”

Mr. Chirico continued, “The strength of the Calvin Klein brand continues to fuel strong revenue and earnings increases and was the key driver in enabling us to exceed our previous guidance.  The global demand for the Calvin Klein brand continues to expand as we introduce new product categories and enter into new markets around the world.  Additionally, our heritage businesses continue to post revenue and earnings increases and our newly-acquired neckwear business continues to exceed expectations and represents a platform for growth when we layer on additional neckwear brands over time.”

Mr. Chirico concluded, “We feel strongly that our strategy will continue to serve us well as we look towards the balance of the year.  We remain focused on the growth opportunities at Calvin Klein and our new initiatives, including IZOD women’s sportswear, Timberland sportswear and Calvin Klein better specialty retail.  The investments we are making in people and infrastructure to support these new initiatives as well as our existing businesses put us in an excellent position to drive the long-term strength of our brands and to explore future growth opportunities that support our long-term growth targets.”

2007 Guidance

Annual Projections

The Company’s 2007 earnings per share estimate is being increased to a range of $3.15 to $3.17 from $3.06 to $3.10.  This represents an increase of 20% to 21% over 2006 non-GAAP earnings per share of $2.62.  The Company projects total revenue for the full year 2007 to be approximately $2.44 billion which represents an increase of 17% over 2006.

Quarterly Projections

Quarterly comparative revenue growth in 2007 is being impacted by the extra week of revenue (53rd week) in 2006.  The impact on the full year 2006 of the extra week of revenue is relatively immaterial at approximately $10 million.  However, the impact of the 53rd week in 2006 is causing the 13 weeks in each fiscal quarter of 2007 to be compared to 13 weeks which are not aligned when comparing 2007 to 2006.  The following table presents proforma adjustments to the Company’s 2006 revenue that would be required to both eliminate the effect of the 53rd week, and to adjust the 2006 revenue to align with the 2007 fiscal calendar:

($ in millions)

First Quarter	$15.0
Second Quarter	15.0
Third Quarter	30.0
Fourth Quarter	(70.0)
Year	($10.0)

In addition to the revenue shift, profitability will also be impacted by a shift in advertising spending in the second half of the year.  Overall, advertising spending is expected to be slightly higher in 2007.  However, approximately $9 million will shift from the fourth quarter into the third quarter when compared to the prior year.

For the third quarter, earnings per share is projected to be in a range of $1.02 to $1.03, or an increase of 15% to 16% over the prior year.  Revenue for the third quarter is projected to be approximately $705 million, or an increase of 24% over the prior year.  (After adjusting for the 2007 retail calendar shift, revenue growth is projected to be 18%.)

For the fourth quarter, earnings per share is projected to be in a range of $0.53 to $0.54, or an increase of 13% to 15% over the prior year.  Revenue for the fourth quarter is estimated to be approximately $595 million, or an increase of 7% over the prior year.  (After adjusting for the 2007 retail calendar shift, revenue growth is projected to be 22%.)

Start-up Costs/Gain on Sale

For the full year 2007, the Company continues to expect to incur net costs of $8.0 million.  This is comprised of $11.3 million of start-up costs associated with the Company’s Timberland wholesale sportswear business and Calvin Klein better specialty retail stores, and a $3.3 million gain recorded in the first quarter of 2007 associated with the release of cash held in escrow in connection with the sale in the first quarter of 2006 of minority interests in certain entities.

The Company’s results through the second quarter of 2007 included $0.3 million of net start-up costs, which was $1.0 million less than the Company’s previous guidance due to the shift of such costs from the second quarter into the third quarter.  Of the remaining expected start-up costs of $7.7 million, the Company expects to incur $4.4 million in the third quarter and $3.3 million in the fourth quarter.

Cash Flow

Cash flow for 2007 is estimated to be between $85 million and $90 million, including approximately $100 million to $110 million of capital spending.  The higher level of capital spending, as compared with prior years, is to support the Company’s new business initiatives, as well as for infrastructure investments to support the growth of existing businesses.

2006 non-GAAP Exclusions

Non-GAAP earnings per share in 2006 excludes (a) a pre-tax gain of $32.0 million associated with the sale on January 31, 2006 by the Company of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia (of which $31.4 million was recorded in the first quarter and $0.7 million was recorded in the second quarter); (b) pre-tax costs of $10.5 million recorded in the first quarter resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; (c) pre-tax costs of $11.3 million associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama (of which $9.4 million was recorded in the first quarter and $1.9 million was recorded in the second quarter); and (d) an inducement payment of $10.2 million and costs of $0.7 million recorded in the second quarter of 2006 associated with the secondary common stock offering completed in the second quarter of 2006.

Please see reconciliations of GAAP to non-GAAP earnings per share for 2006 in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its second quarter earnings release is scheduled for Thursday, August 23, 2007 at 11:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #8410102.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

		Quarter Ended
		7/30/06
	Quarter	Results
	Ended	Under		Non-GAAP
	8/5/07	GAAP	Adjustments(1)	Results(1)

Net sales	$488,863	$407,120		$407,120
Royalty revenue	44,983	38,712		38,712
Advertising and other revenue	18,530	13,096		13,096
Total revenue	$552,376	$458,928		$458,928

Gross profit on net sales	$213,940	$175,339		$175,339
Gross profit on royalty, advertising and other revenue	63,513	51,808		51,808
Total gross profit	277,453	227,147		227,147

Selling, general and administrative expenses	209,517	177,381	$ (1,897)	175,484

Gain on sale of investments		675	(675)

Earnings before interest and taxes	67,936	50,441	1,222	51,663

Interest expense, net	3,943	4,410		4,410

Pre-tax income	63,993	46,031	1,222	47,253

Income tax expense	24,893	17,078	454	17,532

Net income	39,100	28,953	768	29,721

Inducement payment and offering costs		10,948	(10,948)

Net income available to common stockholders	$ 39,100	$ 18,005	$ 11,716	$ 29,721

Diluted net income per common share(2)	$ 0.68	$ 0.33		$ 0.53

(1)

Adjustments for the quarter ended July 30, 2006 consist of (a) a pre-tax adjustment of $0.7 million to the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $1.9 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama in May 2006; and (c) an inducement payment and offering costs of $10.9 million. The inducement payment and offering costs related to the conversion of the remaining outstanding shares of the Company’s Series B convertible preferred stock by the holders of such stock into 11.6 million shares of common stock and the subsequent sale in a registered offering of 10.1 million shares of such stock by the holders in May 2006. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million; and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering. The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2)

Please see Note 2a to the Notes to Consolidated Income Statements for the calculations of diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

		Six Months Ended
		7/30/06
	Six Months	Results
	Ended	Under		Non-GAAP
	8/5/07	GAAP	Adjustments(1)	Results(1)

Net sales	$1,009,315	$861,308		$861,308
Royalty revenue	96,589	78,347		78,347
Advertising and other revenue	38,378	25,711		25,711
Total revenue	$1,144,282	$965,366		$965,366

Gross profit on net sales	$ 435,059	$365,813		$365,813
Gross profit on royalty, advertising and other revenue	134,967	104,058		104,058
Total gross profit	570,026	469,871		469,871

Selling, general and administrative expenses	416,546	368,410	$(21,829)	346,581

Gain on sale of investments	3,335	32,043	(32,043)

Earnings before interest and taxes	156,815	133,504	(10,214)	123,290

Interest expense, net	8,417	9,978		9,978

Pre-tax income	148,398	123,526	(10,214)	113,312

Income tax expense	56,292	45,828	(3,789)	42,039

Net income	92,106	77,698	(6,425)	71,273

Preferred stock dividends on converted stock		3,230		3,230

Inducement payment and offering costs		10,948	(10,948)

Net income available to common stockholders	$ 92,106	$ 63,520	$ 4,523	$ 68,043

Diluted net income per common share(2)	$ 1.60	$ 1.27		$ 1.26

(1)

Adjustments for the six months ended July 30, 2006 consist of (a) a pre-tax gain of $32.0 million associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $10.5 million resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; (c) pre-tax costs of $11.3 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama in May 2006; and (d) an inducement payment and offering costs of $10.9 million. The inducement payment and offering costs related to the conversion of the remaining outstanding shares of the Company’s Series B convertible preferred stock by the holders of such stock into 11.6 million shares of common stock and the subsequent sale in a registered offering of 10.1 million shares of such stock by the holders in May 2006. The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million; and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.  The inducement payment was based on the net present value of the dividends that the Company would have been obligated to pay the holders of the Series B convertible preferred stock through the earliest date on which it was estimated that the Company would have had the right to convert the Series B convertible preferred stock, net of the net present value of the dividends payable on the shares of common stock into which the Series B convertible preferred stock was convertible over the same period.

(2)

Please see Note 2b to the Notes to Consolidated Income Statements for the calculations of diluted net income per common share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting non-GAAP results for the quarter and six months ended July 30, 2006 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the following items do not represent normal operating items and, as such, has provided reconciliations to present its ongoing results of operations excluding these items: (a) the gain realized in 2006 associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; (c) costs associated with the May 2006 closing of the Company’s apparel manufacturing facility in Ozark, Alabama; and (d) the inducement payment and offering costs associated with the conversion of preferred shares and the sale in a registered offering of shares of common stock issued upon conversion that were paid and/or incurred in 2006.  The Company uses its results excluding these items to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2a. The Company computed its quarterly diluted net income per common share as follows:

(In thousands, except per share data)

		Quarter Ended
		7/30/06
	Quarter	Results		Non-
	Ended	Under		GAAP
	8/5/07	GAAP	Adjustments	Results

Net income	$39,100	$28,953	$ 768(1)	$29,721

Less:
Inducement payment and offering costs		10,948	(10,948)(2)

Net income available to common stockholders	$39,100	$18,005	$ 11,716	$29,721

Weighted average common shares outstanding	56,340	53,897		53,897
Weighted average impact of dilutive securities	1,503	1,135		1,135
Weighted average impact of converted
preferred stock			1,398(3)	1,398

Total shares	57,843	55,032	1,398	56,430

Diluted net income per common share	$ 0.68	$ 0.33		$ 0.53

(1)

Includes an adjustment to the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia and costs associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Elimination of the inducement payment and offering costs associated with the conversion of preferred shares and the sale in a registered offering of shares of common stock issued upon conversion that were paid and/or incurred in May 2006.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million; and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(3)

Additional shares which would have been included in the diluted net income per common share computation under the if-converted method if the inducement payment and offering costs had not been incurred.

2b. The Company computed its year to date diluted net income per common share as follows:

(In thousands, except per share data)

		Six Months Ended
	Six	7/30/06
	Months	Results		Non-
	Ended	Under		GAAP
	8/5/07	GAAP	Adjustments	Results

Net income	$92,106	$77,698	$ (6,425)(1)	$71,273

Less:
Preferred stock dividends on converted stock		3,230	(3,230)(2)
Inducement payment and offering costs		10,948	(10,948)(3)

Net income available to common stockholders	$92,106	$63,520	$ 7,753	$71,273

Weighted average common shares outstanding	56,134	48,666		48,666
Weighted average impact of dilutive securities	1,590	1,238		1,238
Weighted average impact of converted
preferred stock			6,482(4)	6,482

Total shares	57,724	49,904	6,482	56,386

Diluted net income per common share	$ 1.60	$ 1.27		$ 1.26

(1)

Includes (a) the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer; and (c) costs associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Elimination of dividends on preferred stock which would not have been included in the diluted net income per common share computation under the if-converted method if the inducement payment and offering costs had not been incurred.  Eliminating such costs requires a recalculation when applying the if-converted method of calculating diluted net income per common share.

(3)

Elimination of the inducement payment and offering costs associated with the conversion of preferred shares and the sale in a registered offering of shares of common stock issued upon conversion that were paid and/or incurred in May 2006.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million; and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(4)

Additional shares which would have been included in the diluted net income per common share computation under the if-converted method if the inducement payment and offering costs had not been incurred.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	August 5,	July 30,
	2007	2006
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 366,271	$ 367,704
Receivables	153,284	107,673
Inventories	322,068	255,024
Other Current Assets	36,948	36,120
Total Current Assets	878,571	766,521
Property, Plant and Equipment	185,179	154,079
Goodwill and Other Intangible Assets	1,026,796	912,297
Other Assets	29,951	24,887
	$2,120,497	$1,857,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 264,909	$ 236,983
Other Liabilities	406,017	371,445
Long-Term Debt	399,545	399,531
Stockholders’ Equity	1,050,026	849,825
	$2,120,497	$1,857,784

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

		Quarter Ended
		7/30/06

	Quarter	Results
	Ended	Under		Non-GAAP
	8/5/07	GAAP	Adjustments	Results
Revenue – Wholesale and Retail
Net sales	$488,863	$407,120		$407,120
Royalty revenue	5,846	6,059		6,059
Advertising and other revenue	1,604	1,537		1,537
Total	496,313	414,716		414,716

Revenue – Calvin Klein Licensing
Royalty revenue	39,137	32,653		32,653
Advertising and other revenue	16,926	11,559		11,559
Total	56,063	44,212		44,212

Total Revenue
Net sales	488,863	407,120		407,120
Royalty revenue	44,983	38,712		38,712
Advertising and other revenue	18,530	13,096		13,096
Total	$552,376	$458,928		$458,928

Operating earnings – Wholesale and Retail	$ 52,862	$ 40,721	$1,897(1)	$ 42,618

Operating earnings – Calvin Klein Licensing	29,450	23,084	(675)(2)	22,409

Corporate expenses	14,376	13,364		13,364

Earnings before interest and taxes	$ 67,936	$ 50,441	$1,222	$ 51,663

(1)

Consists of costs associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Consists of an adjustment to the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

		Six Months Ended
		7/30/06

	Six Months	Results
	Ended	Under		Non-GAAP
	8/5/07	GAAP	Adjustments	Results
Revenue – Wholesale and Retail
Net sales	$1,009,315	$861,308		$861,308
Royalty revenue	12,218	12,725		12,725
Advertising and other revenue	3,923	3,338		3,338
Total	1,025,456	877,371		877,371

Revenue – Calvin Klein Licensing
Royalty revenue	84,371	65,622		65,622
Advertising and other revenue	34,455	22,373		22,373
Total	118,826	87,995		87,995

Total Revenue
Net sales	1,009,315	861,308		861,308
Royalty revenue	96,589	78,347		78,347
Advertising and other revenue	38,378	25,711		25,711
Total	$1,144,282	$965,366		$965,366

Operating earnings – Wholesale and Retail	$ 124,299	$ 95,027	$ 11,294(2)	$106,321

Operating earnings – Calvin Klein Licensing	59,787(1)	73,045	(32,043)(3)	41,002

Corporate expenses	27,271	34,568	(10,535)(4)	24,033

Earnings before interest and taxes	$ 156,815	$133,504	$(10,214)	$123,290

(1)

Includes a gain of $3,335 associated with the release of cash held in escrow in connection with the sale in the first quarter of 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

(2)

Consists of costs associated with the closing in May 2006 of the Company’s apparel manufacturing facility in Ozark, Alabama.

(3)

Consists of the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

(4)

Consists of costs resulting from the departure in February 2006 of Mark Weber, the Company’s former Chief Executive Officer.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2006 Full Year Diluted Net Income Per Share

Set forth below is the Company’s reconciliation of its 2006 full year GAAP diluted net income per share to diluted net income per share excluding the gain associated with the sale by the Company on January 31, 2006 of minority interests in certain entities, departure and restructuring costs and the May 2006 inducement and offering costs.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Thus, the Company believes presenting its results excluding the items listed above for the 2006 full year provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the items listed above to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  This reconciliation is presented to reconcile full year 2006 net income per share to the non-GAAP amount of $2.62.  This non-GAAP net income per share amount is being used as the basis of comparison to the Company’s projections for full year 2007 net income per share.

(In thousands, except per share data)

2006 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$155,229		$155,229

Gain associated with the sale of minority interests in certain entities		$(32,043)	(32,043)
Departure costs associated with Mark Weber, the Company’s former CEO		10,535	10,535
Restructuring costs associated with manufacturing facility closing		11,294	11,294
Tax effect of adjustments		3,789	3,789

Net income as adjusted	155,229	(6,425)	148,804

Less:
Inducement payment and offering costs	10,948	(10,948)(1)
Preferred stock dividends on converted stock	3,230	(3,230)(2)

Net income available to common stockholders for diluted net income
per share	$141,051	$ 7,753	$148,804

Shares outstanding:
Weighted average common shares outstanding	52,110		52,110
Weighted average impact of dilutive securities	1,373		1,373
Weighted average impact of converted preferred stock		3,241(3)	3,241
Total shares outstanding for calculation	53,483	3,241	56,724

Diluted net income per share	$ 2.64		$ 2.62

(1)

Elimination of the inducement payment and offering costs associated with the conversion of preferred shares and the sale in a registered offering of shares of common stock issued upon conversion that were paid and/or incurred in May 2006.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock received upon conversion, or an aggregate of $10.2 million, and (b) certain costs, totaling $0.7 million, incurred by the Company in connection with the secondary common stock offering.

(2)

Elimination of dividends on preferred stock which would not have been included in the diluted net income per share computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires a recalculation when applying the if-converted method of calculating diluted net income per share.

(3)

Additional shares which would have been included in the diluted net income per share computation under the if-converted method if the inducement payment and offering costs had not been incurred.